POWER OF ATTORNEY


STATE OF GEORGIA                        )
COUNTY OF HALL                          )


         The undersigned director of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints W. F. Denson, III, and
E. Starke Sydnor, and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to the Report on Form 10-K for the year ended December 31, 1994 of said corporation to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and to any and all amendments to said report.

         The undersigned hereby grants to said attorneys full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

         IN WITNESS WHEREOF, the undersigned director of Vulcan
Materials Company has executed this Power of Attorney this 25th day of January, 1995.

                                        /s/Richard H. Leet
                                        Richard H. Leet

STATE OF GEORGIA                        )
COUNTY OF HALL                          )


         On this 25th day of January in the year 1995, before me, Janey R. Smith, a Notary Public of said State, duly commissioned and sworn, personally appeared Richard H. Leet, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/  Janey R. Smith
                                        Notary Public in and for said State

[SEAL]
                                        My Commission Expires: 1/24/98